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                                                                      EXHIBIT 99

PRESS RELEASE


               AMSURG CORP. TO BROADCAST THIRD QUARTER CONFERENCE
                            CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (October 12, 2004) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2004 third quarter earnings release conference call.

       The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, at http://www.fulldisclosure.com or at http://www.streetevents.com. The call is scheduled to begin at 5:00 p.m. eastern time on Tuesday, October 26, 2004. The on-line replay will follow shortly after the call and continue for 30 days.

       AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At June 30, 2004, AmSurg owned a majority interest in 117 centers and had 13 centers under development.


                                              Contact:
                                                       Claire M. Gulmi
                                                       Senior Vice President and
                                                       Chief Financial Officer
                                                       (615) 665-1283



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